Exhibit 99.1

VISHAY REPORTS RESULTS FOR FOURTH QUARTER AND YEAR 2017

•	Revenues for Q4 2017 of $674 million and for year 2017 $2,604 million
•	Gross Margin Q4 of 26.2% and year 2017 of 26.9%
•	Adjusted Operating Margin Q4 of 11.7% and year 2017 of 12.4%
•	EPS Q4 of ($1.23) and year 2017 ($0.14)
•	Adjusted EPS Q4 of $0.37 and year 2017 of $1.43
•	Cash from operations for year 2017 of $369 million and capital expenditures of $170 million
•	Charge of $235 million related to the enactment of the U.S. Tax Cuts and Jobs Act
•	Guidance for Q1 2018 for revenues of $665 to $705 million and gross margins of 26.5% to 27.5% at Q4 exchange rates

Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the year and fiscal quarter ended December 31, 2017.

Revenues for the year ended December 31, 2017 were $2,603.5 million, compared to $2,323.4 million for the year ended December 31, 2016.  The net loss attributable to Vishay stockholders for the year ended December 31, 2017 was $20.3 million, or $(0.14) per share, reflecting charges related to the enactment of the U.S. Tax Cuts and Jobs Act.  Net earnings attributable to Vishay stockholders for the year ended December 31, 2016 were $48.8 million, or $0.32 per share.

Revenues for the fiscal quarter ended December 31, 2017 were $674.5 million, compared to $570.8 million for the fiscal quarter ended December 31, 2016.  Net loss attributable to Vishay stockholders for the fiscal quarter ended December 31, 2017 was $(177.7) million, or $(1.23) per share, compared to $(48.7) million, or $(0.33) per share for the fiscal quarter ended December 31, 2016.

As summarized on the attached reconciliation schedule, all periods presented include items affecting comparability, the most significant of which is a $235 million charge related to the enactment of the U.S. Tax Cuts and Jobs Act.  Adjusted earnings per diluted share, which exclude these items net of tax and the unusual tax items, were $0.37 and $1.43 for the fiscal quarter and year ended December 31, 2017, respectively, and $0.18 and $0.85 for the fiscal quarter and year ended December 31, 2016, respectively.

Commenting on the results for the year 2017, Dr. Gerald Paul, President and Chief Executive Officer, stated, "2017 was a very successful year for Vishay. Throughout the year Vishay experienced a very high level of demand of virtually all market segments. Driven by increased volume Vishay demonstrated the leverage of its business model. Vishay continues to increase the manufacturing capacities of its key product lines, mainly by pulling forward certain programs of its 5-year Growth Plan. We are excited about the opportunities that accelerated market growth offers Vishay, especially in automotive and industrial applications."

Dr. Paul continued, commenting on the results for the fourth quarter 2017, "The fourth quarter represented a continuation of the trends of the year. Stretched lead times led to a further increase of an already unusually high backlog. Both OEM and distribution customers remain very confident across the board."

Commenting on the outlook Dr. Paul stated, "For the first quarter based on Vishay's capacity constraints, we guide for revenues of $665 to $705 million and gross margins of 26.5% to 27.5% at the exchange rates for the fourth quarter."

As permitted by Securities and Exchange Commission Staff Accounting Bulletin No. 118, the tax expense recorded in the fourth quarter of 2017 due to the enactment of the U.S. Tax Cuts and Jobs Act is considered "provisional," based on reasonable estimates, and these provisional amounts may be refined during the defined measurement period, as additional analysis is completed.

Effective January 1, 2018, the Company will adopt several new accounting standards, including ASU 2014-09, "Revenue from Contracts with Customers" and related guidance; ASU 2016-01, "Recognition and Measurement of Financial Assets and Liabilities;" and ASU 2017-07, "Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost."  The impact of these new accounting standards on income before taxes is not expected to be material; however, the changes will impact individual line items, and could thus slightly impact gross margin and operating margin calculations.  More detailed discussion of the impact of these new accounting standards will be included in the Company's Annual Report on Form 10-K when it is filed.

A conference call to discuss Vishay's fourth quarter and full year financial results is scheduled for Tuesday, February 6, 2018 at 9:00 a.m. ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 8184089.

There will be a replay of the conference call from 12:00 p.m. ET on Tuesday, February 6, 2018 through 11:59 p.m. ET on Tuesday, February 13, 2018. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 8184089.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay

Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, manufacturing capacities, customer confidence, anticipated growth areas for the company, global growth markets generally and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in applicable domestic and foreign tax regulations and uncertainty regarding the same;  changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(In thousands, except per share amounts)

	Years ended
	December 31, 2017	December 31, 2016
	(unaudited)

Net revenues	$2,603,522	$2,323,431
Costs of products sold	1,903,910	1,753,648
Gross profit	699,612	569,783
Gross margin	26.9%	24.5%

Selling, general, and administrative expenses	376,751	367,987
Restructuring and severance costs	11,273	19,199
Impairment of intangible assets	-	1,559
U.S. pension settlement charges	-	79,321
Operating income	311,588	101,717
Operating margin	12.0%	4.4%

Other income (expense):
Interest expense	(27,850)	(25,623)
Other	1,738	4,716
Loss on disposal of equity affiliate	(6,112)	-
Gain on early extinguishment of debt	-	4,597
Gain (loss) related to Tianjin explosion	-	8,809
Total other income (expense) - net	(32,224)	(7,501)

Income before taxes	279,364	94,216

Income taxes	298,924	44,843

Net earnings (loss)	(19,560)	49,373

Less: net earnings (loss) attributable to noncontrolling interests	784	581

Net earnings (loss) attributable to Vishay stockholders	$(20,344)	$48,792

Basic earnings (loss) per share attributable to Vishay stockholders	$(0.14)	$0.33

Diluted earnings (loss) per share attributable to Vishay stockholders	$(0.14)	$0.32

Weighted average shares outstanding - basic	145,633	147,152

Weighted average shares outstanding - diluted	145,633	150,697

Cash dividends per share	$0.255	$0.250

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	December 31, 2017	September 30, 2017	December 31, 2016

Net revenues	$674,489	$677,883	$570,819
Costs of products sold	497,988	488,610	438,374
Gross profit	176,501	189,273	132,445
Gross margin	26.2%	27.9%	23.2%

Selling, general, and administrative expenses	97,886	93,701	91,532
Restructuring and severance costs	6,079	3,244	7,060
U.S. pension settlement charges	-	-	79,321
Operating income (loss)	72,536	92,328	(45,468)
Operating margin	10.8%	13.6%	-8.0%

Other income (expense):
Interest expense	(7,046)	(6,938)	(6,722)
Other	587	798	2,061
Gain on disposal of equity affiliate	948	-	-
Gain related to Tianjin explosion	-	-	8,809
Total other income (expense) - net	(5,511)	(6,140)	4,148

Income (loss) before taxes	67,025	86,188	(41,320)

Income taxes	244,526	21,605	7,284

Net earnings (loss)	(177,501)	64,583	(48,604)

Less: net earnings (loss) attributable to noncontrolling interests	156	179	144

Net earnings (loss) attributable to Vishay stockholders	$(177,657)	$64,404	$(48,748)

Basic earnings (loss) per share attributable to Vishay stockholders	$(1.23)	$0.44	$(0.33)

Diluted earnings (loss) per share attributable to Vishay stockholders	$(1.23)	$0.41	$(0.33)

Weighted average shares outstanding - basic	144,165	145,728	146,195

Weighted average shares outstanding - diluted	144,165	156,701	146,195

Cash dividends per share	$0.0675	$0.0625	$0.0625

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	December 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$748,032	$471,781
Short-term investments	547,136	626,627
Accounts receivable, net	340,027	274,027
Inventories:
Finished goods	127,272	109,075
Work in process	177,419	162,311
Raw materials	132,068	109,859
Total inventories	436,759	381,245

Prepaid expenses and other current assets	120,336	110,792
Total current assets	2,192,290	1,864,472

Property and equipment, at cost:
Land	92,285	89,753
Buildings and improvements	606,168	570,932
Machinery and equipment	2,415,769	2,283,222
Construction in progress	103,058	71,777
Allowance for depreciation	(2,311,522)	(2,166,813)
	905,758	848,871

Goodwill	142,742	141,407

Other intangible assets, net	69,754	84,463

Other assets	148,645	138,588
Total assets	$3,459,189	$3,077,801

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	December 31, 2017	December 31, 2016
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$4	$3
Trade accounts payable	222,373	174,107
Payroll and related expenses	135,702	114,576
Other accrued expenses	156,030	149,131
Income taxes	50,226	19,033
Total current liabilities	564,335	456,850

Long-term debt less current portion	370,470	357,023
U.S. transition tax payable	151,200	-
Deferred income taxes	335,775	286,797
Other liabilities	73,449	59,725
Accrued pension and other postretirement costs	281,701	257,789
Total liabilities	1,776,930	1,418,184

Redeemable convertible debentures	252,070	88,659

Equity:
Vishay stockholders' equity
Common stock	13,188	13,385
Class B convertible common stock	1,213	1,213
Capital in excess of par value	1,752,506	1,952,988
Retained earnings (accumulated deficit)	(364,464)	(307,417)
Accumulated other comprehensive income (loss)	25,714	(94,652)
Total Vishay stockholders' equity	1,428,157	1,565,517
Noncontrolling interests	2,032	5,441
Total equity	1,430,189	1,570,958
Total liabilities, temporary equity, and equity	$3,459,189	$3,077,801

VISHAY INTERTECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(In thousands)
	Years ended
	December 31, 2017	December 31, 2016*
	(unaudited)
Operating activities
Net earnings (loss)	$(19,560)	$49,373
Adjustments to reconcile net earnings (loss) to
net cash provided by operating activities:
Depreciation and amortization	163,146	159,363
(Gain) loss on disposal of property and equipment	(265)	(4,054)
Accretion of interest on convertible debentures	4,984	4,610
Inventory write-offs for obsolescence	17,771	22,619
Loss on disposal of equity affiliate	6,112	-
Impairment of intangible assets	-	1,559
U.S. pension settlement charges	-	79,321
Pensions and other postretirement benefits, net of contributions	(2,425)	(3,282)
Gain on early extinguishment of debt	-	(4,597)
U.S. transition tax	180,000	-
Deferred income taxes	52,377	(2,519)
Other	13,044	(1,678)
Changes in operating assets and liabilities, net of effects of businesses acquired	(46,407)	(4,206)
Net cash provided by operating activities	368,777	296,509

Investing activities
Purchase of property and equipment	(170,432)	(134,635)
Proceeds from sale of property and equipment	1,685	5,701
Purchase of short-term investments	(749,600)	(555,250)
Maturity of short-term investments	887,729	532,601
Other investing activities	(4,189)	2,942
Net cash used in investing activities	(34,807)	(148,641)

Financing activities
Principal payments on long-term debt and capital lease obligations	-	(34,044)
Net proceeds (payments) on revolving credit lines	7,000	(47,000)
Common stock repurchases	(39,944)	(23,159)
Net changes in short-term borrowings	1	(723)
Dividends paid to common stockholders	(33,956)	(33,693)
Dividends paid to Class B common stockholders	(3,093)	(3,032)
Proceeds from stock options exercised	1,260	356
Distributions to noncontrolling interests	(1,140)	(707)
Acquisition of noncontrolling interests	(4,100)	-
Cash withholding taxes paid when shares withheld for vested equity awards	(1,971)	(542)
Other financing activities	(1,255)	-
Net cash used in financing activities	(77,198)	(142,544)
Effect of exchange rate changes on cash and cash equivalents	19,479	(9,050)

Net increase (decrease) in cash and cash equivalents	276,251	(3,726)

Cash and cash equivalents at beginning of period	471,781	475,507
Cash and cash equivalents at end of period	$748,032	$471,781

* recast for the retrospective adoption of ASU 2016-09.

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Years ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016

GAAP net earnings (loss) attributable to Vishay stockholders	$(177,657)	$64,404	$(48,748)	$(20,344)	$48,792

Reconciling items affecting operating income:
Restructuring and severance costs	$6,079	$3,244	$7,060	$11,273	$19,199
Impairment of intangible assets	-	-	-	-	1,559
U.S. pension settlement charges	-	-	79,321	-	79,321

Reconciling items affecting other income (expense):
Loss (gain) on disposal of equity affiliate	$(948)	$-	$-	$6,112	$-
Gain on early extinguishment of debt	-	-	-	-	(4,597)
Loss (gain) related to Tianjin explosion	-	-	(8,809)	-	(8,809)

Reconciling items affecting tax expense (benefit):
Enactment of TCJA	$234,855	$-	$-	$234,855	$-
Effects of cash repatriation program	(2,702)	(892)	(165)	(5,802)	(3,553)
Additional tax expense from AOCI - pension plan	-	-	34,853	-	34,853
Effects of changes in uncertain tax positions	2,369	(804)	(8,704)	1,565	(8,704)
Tax effects of pre-tax items above	(2,060)	(674)	(27,465)	(3,331)	(29,901)

Adjusted net earnings	$59,936	$65,278	$27,343	$224,328	$128,160

Adjusted weighted average diluted shares outstanding	161,177	156,701	152,408	157,010	150,697

Adjusted earnings per diluted share*	$0.37	$0.42	$0.18	$1.43	$0.85

* Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Years ended
	December 31, 2017	September 30, 2017	December 31, 2016*	December 31, 2017	December 31, 2016*
Net cash provided by operating activities	$122,932	$117,579	$83,439	$368,777	$296,509
Proceeds from sale of property and equipment	201	196	4,460	1,685	5,701
Less: Capital expenditures	(85,642)	(35,723)	(53,289)	(170,432)	(134,635)
Free cash	$37,491	$82,052	$34,610	$200,030	$167,575

* recast for the retrospective adoption of ASU 2016-09.

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Years ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016

GAAP net earnings (loss) attributable to Vishay stockholders	$(177,657)	$64,404	$(48,748)	$(20,344)	$48,792
Net earnings (loss) attributable to noncontrolling interests	156	179	144	784	581
Net earnings (loss)	$(177,501)	$64,583	$(48,604)	$(19,560)	$49,373

Interest expense	$7,046	$6,938	$6,722	$27,850	$25,623
Interest income	(1,883)	(1,802)	(1,064)	(6,482)	(4,264)
Income taxes	244,526	21,605	7,284	298,924	44,843
Depreciation and amortization	41,827	40,939	40,220	163,146	159,363
EBITDA	$114,015	$132,263	$4,558	$463,878	$274,938

Reconciling items
Restructuring and severance costs	$6,079	$3,244	$7,060	$11,273	$19,199
Impairment of intangible assets	-	-	-	-	1,559
Loss (gain) on disposal of equity affiliate	(948)	-	-	6,112	-
U.S. pension settlement charges	-	-	79,321	-	79,321
Gain on early extinguishment of debt	-	-	-	-	(4,597)
Loss (gain) related to Tianjin explosion	-	-	(8,809)	-	(8,809)

Adjusted EBITDA	$119,146	$135,507	$82,130	$481,263	$361,611

Adjusted EBITDA margin**	17.7%	20.0%	14.4%	18.5%	15.6%

** Adjusted EBITDA as a percentage of net revenues

Source: Vishay Intertechnology, Inc.
Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300